UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                              --------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                  July 23, 2007
                Date of Report (Date of earliest event reported)

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                               MY QUOTE ZONE, INC.
             (Exact name of registrant as specified in its charter)


        NEVADA                      000-51224                    56-2504276
        ------                      ---------                    ----------
    (State or Other         (Commission File Number)           (IRS Employer
    Jurisdiction of                                          Identification No.)
    Incorporation)

                                6130 Elton Avenue
                               Las Vegas, NV 89107
          (Address of Principal Executive Offices, including Zip Code)

                                 (702) 874-3131
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 5.01. Change in Control of Registrant.

      On July 23, 2007, Max Time Enterprise Limited ("Purchaser") purchased from shareholders of My Quote Zone, Inc. (the "Company") an aggregate of 23,879,966 shares of the Company's outstanding common stock, $.001 par value, for a total purchase price of $600,000 (the "Stock Transaction"). The purchased shares constituted, in the aggregate, 70.5% of the issued and outstanding shares of the Company's common stock, resulting in a change in the controlling interest of the Company.

      Prior to the Stock Transaction, Mark Theis and the Metzger Family, as the two largest selling stockholders of the Company, held 9,000,000 and 5,760,000 shares of the Company's common stock, respectively, representing collectively 43.6% of the Company's issued and outstanding shares of common stock.

      The source of the funds with which Purchaser purchased such shares was working capital.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

      Change of Management

      On July 23, 2007, the Company's board of directors (the "Board") was expanded from one to two members and Hui Ping Cheng was appointed as a director of the Company, to serve until her successor shall be elected and qualified until the earlier of her death, resignation or removal in the manner provided for in the Company's by-laws. In addition, Ms. Cheng was nominated and elected by the Board as President of the Company, to serve until her successor shall be elected and qualified until the earlier of her death, resignation or removal in the manner provided for in the Company's by-laws.

      In conjunction with Ms. Cheng's appointment to the Board and election as an officer of the Company, Mark Theis submitted his resignation as a member of the Board and as the Company's acting President.

      Business Experience of New Management.

      Hui Ping Cheng, the newly appointed director and President of the Company, previously served as a senior accountant and accounting department director at Shenzhen Yi Zhi Pharmaceutical Company Limited from September 1998 until April 2007, where she managed and oversaw the company's accounting department. Since April 2007, she has served as director and president of Max Time Enterprise Limited, which positions she continues to hold.

      Terms of Engagement.

      As provided in the Company's by-laws, all directors shall hold office until the completion of their term of office as provided in the Company's by-laws, or until their respective successors have been elected or their earlier


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death, resignation or removal. All officers are appointed annually by the Board and, subject to any existing employment agreement, serve at the discretion of the Board. As of this date, no written employment agreement exists between the Company and Ms. Cheng, as new management. Currently directors of the Company receive no compensation.

      The Company will consider applying for officers and directors liability insurance at such time as it has the resources to do so. The Company has determined that it has neither sufficient members nor resources currently to establish audit, compensation or other committees.

      Relationships and Related Transactions.

      After giving effect to the Stock Transaction, Hui Ping Cheng is an indirect owner of the 23,879,996 shares of the Company's common stock held by Purchaser by reason of her control of Purchaser, of which entity she is the sole owner, director and officer.

      On July 23, 2007, Ms. Cheng was appointed as a director and the President of the Company.

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                                     MY QUOTE ZONE, INC.


DATE:  July 24, 2007                                 By: /s/ Hui Ping Cheng
                                                         -----------------------
                                                         Name:  Hui Ping Cheng
                                                         Title: President


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